Exhibit 99.1

EBIX MAKES A FIRM, TIME BOUND — 85 CENTS ALL STOCK BID FOR HEALTHAXIS

Bid to decline every 20 days with an expiry date of 31st December 2008

ATLANTA, GA – October 27, 2008 – Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today announced that it has decided to make a new time bound offer for Healthaxis. The decision to make a firm, time bound offer was made to provide Healthaxis shareholders and Board members a final chance to evaluate the two competing offers in front of them and make the best decision for its shareholders.

Ebix’s new offer was made after the Healthaxis Board declined its previous offer. The summary features of the new Ebix offer are as follows:

1.
Time Bound Offer of 85 cents: A time bound bid of 85 cents a share for Healthaxis common stock and preferred shares. This 85 cents would be payable in the form of equivalent Ebix stock, valued at an average of 15-day Ebix stock closing prices, preceding the date on which the merger between Ebix and Healthaxis is consummated. This bid is substantially superior to the BPOM offer that values three BPOM shares for one Healthaxis share. (The Healthaxis BPOM agreement would thus value Healthaxis stock at 15 cents, based on BPOM’s closing price of 5 cents on 24th October 2008). This 85 cents offer will only be kept open for acceptance till 10th November 2008, after which the Ebix offer will decline to 75 cents on November 11th, 65 cents on December 1st and 55 cents on December 31st 2008. The offer will stand withdrawn as of 1st January 2009 if not accepted until then or extended by Ebix.

2.
Termination of all Warrants: All warrants owned by any Healthaxis shareholder will need to be terminated including the warrants owned by two of its largest shareholders. This term is exactly similar to what has been agreed to between Healthaxis and BPOM.

3.
Termination of Remote Sourcing Agreement: The existing Remote Resource agreement with Healthcare BPO Partners, L.P. (an affiliate of Tak Investments, Inc.) will need to be terminated as a pre-condition to the merger. This would be considered necessary to avoid any conflicts of interest on any front, as also to ensure that Ebix is not saddled with a high cost outsourcing agreement.

4.
No special pre-conditions: Ebix will not agree to any extraordinary pre-conditions specifically laid out for Ebix, whether they are related to employee matters or special fees that were not asked from BPOM.

5.
Seller’s Legal and Investment Banking Fees: The legal fees incurred by Healthaxis and the investment banking fees for Healthaxis’s investment banker will need to be paid by Healthaxis. Ebix will be responsible for any expenses or fees incurred on its side.

6.	Credit line with Bank: Healthaxis should not borrow more money from its bankers or any other sources over and beyond the actual borrowing as of 30TH Sep. 2008

7.	BPOM Termination Fee: Ebix agrees to pay the $500,000 termination fees to BPOM, in case Healthaxis merges with Ebix.

8.	Binding Agreement within 7 Days: Ebix agrees to serve a binding agreement for the acquisition of Healthaxis within 7 days of acceptance of the above offer.

9.	Ebix Waives Due Diligence Rights: Ebix agrees to waive is right to due diligence, to convey its seriousness and readiness to close the transaction in an expeditious manner.

10.	Healthaxis management and Board should make no strategic investments, dividend payments, no material purchases between now and merger with Ebix.

11.
Healthaxis management and Board should not commit the company to any material long term contracts including but not limited to employment agreements, severance agreements, real estate or other leases, new options or restricted stock or warrant grants, between now and merger with Ebix.

12.	Healthaxis management and Board should not make any bonus payments or any other compensation changes to the senior management, between now and merger with Ebix.

13.
Healthaxis management and Board should not make any payments towards early termination of existing contracts with partners, as also not impose any new material financial commitments, between now and merger with Ebix.

14.	Since Ebix has waived its right to due diligence and has conveyed its eagerness to close the transaction expeditiously, Ebix hopes that its offer is paid the attention it deserves.

15.
The above offer is Ebix’s final time bound offer and has been made in a transparent public manner; to puts its terms on record and to dispel any doubts about Ebix’s readiness to close the transaction expeditiously.

The above proposal was outlined in a new letter sent by Robin Raina, Chairman and Chief Executive Officer of Ebix Inc., to the Healthaxis Board of Directors today.

About Ebix

Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry. Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial services industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, UK, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents. Ebix’s focus on quality has enabled it be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India. For more information, visit the Company’s website at www.ebix.com

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward-looking statements and information that are based on Ebix management’s beliefs, as well as assumptions made by and information currently available to management. Ebix has tried to identify such forward looking statements by use of such words as “will,” “expects,” “intends,” “anticipates,” “plans,” “believes” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Ebix.com website and other new products and services can be successfully developed and marketed, the risks associated with any future acquisitions, and integrating recently completed acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, possible governmental regulation and/or other adverse consequences resulting from negative perception of the outsourcing of business processes to foreign countries, Ebix’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, Ebix’s ability to raise additional capital to finance future acquisitions and meet other funding needs, Ebix’s dependence on a few customers(including one that is Ebix’s largest stockholder), Ebix’s dependence on the insurance industry, the highly competitive and rapidly changing automation systems market, Ebix’s ability to effectively protect its applications software and other proprietary information, Ebix’s ability to attract and retain quality management, and software, technical sales and other personnel, the risks of disruption of Ebix’s Internet connections or internal service problems, the possible adverse effects of a substantial increase in volume of traffic on Ebix’s website, mainframe and other servers, possible security breaches on the Ebix website, the possible effects of insurance regulation on Ebix, the possible effects of the Securities and Exchange Commission’s investigation of Ebix’s financial reporting, and possible future terrorist attacks or acts of war. Certain of these, as well as other risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including Ebix’s quarterly report on Form 10-K for the year ended December 31, 2007. Except as expressly required by the federal securities laws, Ebix undertakes no obligation to update any such factors or any of the forward-looking statements contained herein to reflect changed circumstances or future events or developments or for any other reason.

Contacts:
Jesenia Jurado
678-281-2036 or ir@ebix.com